EXHIBIT 23.1


     We consent to incorporation by reference in the Registration Statement on Form S-3 of Control Data Systems, Inc. of our report dated January 25, 1996, relating to the consolidated balance sheets of Control Data Systems, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Control Data Systems, Inc.


                                                  /s/ KPMG Peat Marwick LLP
                                                   KPMG Peat Marwick LLP






Minneapolis, Minnesota
April 17, 1996